EXHIBIT 10.12

AMENDMENT NUMBER THREE TO THE

ROCK-TENN COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

Pursuant to the power reserved in § 8 of the Rock-Tenn Company Supplemental Executive Retirement Plan (“Plan”), the Committee hereby amends the Plan effective as of January 1, 2008 as follows:

§ 1.

By amending § 2.9, Employment Termination Date, to read as follows:

2.9. Employment Termination Date. The term “Employment Termination Date” shall mean the date a Participant has a “severance from service” within the meaning of Code § 409A.

§ 2.

By amending § 3.1(b), SERP I Benefit, to read as follows:

(b) SERP I Benefit.

(1) Designation. If a Participant is designated for any period as eligible for a SERP I Benefit, his or her SERP I Benefit shall be based on the effective date of such designation, and his or her SERP I Benefit shall equal the excess, if any, of (A) over (B) where

(A) equals the benefit which would have been payable to, or on behalf of, the Participant under the Pension Plan if the Participant had accrued, or had continued to accrue, a benefit under the Pension Plan, if the 1993 Compensation Cap had remained in effect under Code § 401(a)(17) (as in effect on December 31, 1993) and if the limitation on benefits payable from a defined benefit plan under Code § 415(b) was inapplicable; and

(B) equals the greater of (i) the benefit actually payable to, or on behalf of, the Participant under the Pension Plan or (ii) the benefit which would have been payable to the Participant under the Pension Plan if he or she had accrued, or had continued to accrue, a benefit under the Pension Plan.

(2) Coordination with SERP II Benefit. If a Participant is designated as eligible for a SERP I Benefit for one period and a SERP II Benefit for a subsequent period, his or her SERP I Benefit accruals under this § 3.1(b) shall stop immediately before the effective date of his or her designation as eligible for a SERP II Benefit.

§ 3.

By amending § 3.1(c), SERP II Benefit, to read as follows:

(c) SERP II Benefit.

(1) Designation. If a Participant is designated for any period as eligible for a SERP II Benefit, his or her SERP II Benefit shall be based on the effective date of such designation, and his or her SERP II Benefit shall equal the excess, if any, of (A) over (B) where

(A) equals the benefit which would have been payable to, or on behalf of, the Participant under the Pension Plan if the Participant had accrued, or had continued to accrue, a benefit based on his or her Compensation beginning on the effective date of such designation without regard to the limitation on benefits payable from a defined benefit plan under Code § 415(b); and

(B) equals the greater of (i) the benefit actually payable to, or on behalf of, the Participant under the Pension Plan or (ii) the benefit which would have been payable to the Participant under the Pension Plan if he or she had accrued, or had continued to accrue, a benefit under the Pension Plan.

(2) Coordination with SERP I Benefit. If a Participant is designated as eligible for a SERP II Benefit for one period and a SERP I Benefit for a subsequent period, his or her SERP II Benefit accruals under this § 3.1(c) shall stop immediately before the effective of his or her designation as eligible for a SERP I Benefit.

§ 4.

By amending § 3.1(d), SERP III Benefit, to change paragraph D under paragraph (1) to read as follows:

D equals $207,153.

§ 5.

By amending § 3.2, Vested Benefit, to read as follows:

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3.2 Vested Benefit. A Participant will forfeit his or her benefit under this SERP if on his or her Employment Termination Date he or she is not fully vested in his or her accrued benefit under the Pension Plan (based on the actual number of years of vesting service he or she has completed under the Pension Plan) or if he or she would not have been fully vested if he or she had participated, or had continued to participate, in the Pension Plan; provided, however, a Participant’s SERP IV Benefit shall be non-forfeitable to the extent accrued under § 3.1(f).

§ 6.

By amending the first sentence of § 3.3(b) to read as follows:

The SERP I, II or IV Benefit payable to, or on behalf of a Participant under this § 3 who has an Employment Termination Date on or after November 11, 2005 shall (consistent with the payment limitations under §409A of the Code) be paid as soon as practicable (but in no event later than 90 days) after his or her Employment Termination Date in a lump sum which is the present value of the benefit (using the applicable “conversion factors” and “early reduction factors” as set forth in paragraphs (i), (ii) and (iii) below) payable to the Participant under this Plan, all as determined without taking into account any part of the Participant’s benefit which is payable to any person pursuant to any qualified domestic relations order.

§ 7.

By amending § 3.3(c), SERP III Benefit, to read as follows

(c) SERP III Benefit. The SERP III Benefit payable to, or on behalf of a Participant under this § 3 who has an Employment Termination Date on or after November 11, 2005 shall (consistent with the payment limitations under §409A of the Code) be paid as soon as practicable (but in no event later than 90 days) after his or her Employment Termination Date in a lump sum as determined under § 3.1(d).

§ 8.

By amending the first paragraph of § 3.3(d), Specified Employee, to read as follows:

(d) Specified Employee. If the Participant is a “specified employee” within the meaning of Code §409A, any benefit payable as an annuity shall start, and any benefit payable as a lump sum shall be paid, to the Participant 6 months and one day after the Participant’s Employment Termination Date and such benefit will be credited with interest (as determined under §2.1(b)(2)) until the date the benefit is paid to the Participant. If such Participant dies and an annuity or lump sum is payable to his or her beneficiary, such annuity shall start or such lump sum shall be paid to his or her beneficiary as soon as practicable (but in no event later than 90 days) after his or her death and such benefit will be credited with interest (as determined under § 2.1(b)(2)) until the date the benefit is paid to the Participant’s beneficiary.

Except as hereinabove amended and modified, the Plan as amended and restated effective as of January 1, 2003 and as amended thereafter, shall remain in full force and effect.

IN WITNESS WHEREOF, based on a resolution adopted by the Committee, Rock-Tenn Company has caused this Amendment Number Three to be executed by its duly authorized officer this 21 day of November, 2008.

ROCK-TENN COMPANY

By:	/s/ James A. Rubright
Title:	Chief Executive Officer

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